Exhibit 10.4

AMENDED AND RESTATED OPERATING AGREEMENT

This Amended and Restated Operating Agreement (this “Agreement”) is dated January 8, 2014, and is entered into in Shanghai, People’s Republic of China (“PRC” or “China”) by and among Shanghai Juxiang Investment Management Consulting Co., Ltd. (“Party A”) and Shanghai Jupai Investment Consulting Co., Ltd. (“Domestic Enterprise” or “Party B”), and the shareholders holding 100% of the equity interests of Party B (the “Shareholders of Party B” or “Party C”).  Party A, Party B, and Party C are each referred to in this Agreement as a “Party” and collectively as the “Parties.

RECITALS

1.             Party A, a company incorporated in the PRC as a foreign investment enterprise, specializes in investment consulting, consultation service for enterprise management, business information consulting, marketing planning consulting, corporate image planning consultation, exhibition service (excluding holding or undertaking exhibitions), etiquette service. (the items restricted by administrative rules may be operated after obtaining the permission);

2.             Party B is engaged in investment management, asset management, investment consulting, consultation service for enterprise management, business consulting (the aforementioned consulting services do not include brokerage service), convention and exhibition services, etiquette service, marketing planning, corporate image planning, market information consultation and investigation (it is not permitted to engage in social investigation, social research, public opinion poll). (the items restricted by administrative rules may be operated after obtaining the permission) (collectively the “Business”);

3.             The Shareholders of Party B collectively own 100% of the equity interests of Party B;

4.             Party A has established a business relationship with Party B pursuant to that certain Amended and Restated Consulting Services Agreement dated January 8, 2014 (hereinafter “Consulting Services Agreement”);

5.             Pursuant to that the Consulting Services Agreement, Party B is obligated to make regular payments of consulting services fee to Party A during the term of the Consulting Services Agreement.  However, no payment has yet been made, and Party B’s daily operation has a material effect on its ability to make such payments to Party A; and

6.             The Parties are entering into this Agreement to clarify certain matters in connection with Party B’s operations in order to ensure Party B’s ability to meet its obligations under the Consulting Services Agreement, including payment of consulting services fee.

NOW THEREFORE, all Parties of this Agreement hereby agree as follows through negotiations:

1.             To ensure the performance of the various arrangements between Party A and Party B, including related payment obligations of Party B to Party A, Party B and the Party C hereby jointly agree that Party B shall not, without the prior written consent of Party A, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Party B (excluding proceeding with Party B’s normal business operation).  Such transactions shall include, without limitation the following:

1.1          To borrow money from any third party or assume any debt;

1.2          To sell or acquire or license from any third party any asset or right, including, but not limited to, any intellectual property rights;

1.3          To provide any guarantees to any third parties using its assets, account receivable or intellectual property rights;

1.4          To assign to any third party its business agreements;

1.5          To increase or decrease the registered capital of Party B, or transfer equity interests of Party B;

1.6          To declare, make, pay any profits, dividends or other distributions;

1.7          To amend the articles of association of the Party B; or

1.8          To merger with, acquire or be merged into or acquired by any third party.

2.             In order to further ensure Party B’s performance of the various arrangements between Party A and Party B, including related payment obligations of Party B to Party A, Party B and Party C hereby jointly agree to accept the corporate policies provided by Party A in connection with Party B’s daily operations, financial management and the employment and dismissal of Party B’s employees.

3.             Party B and Party C hereby jointly agree that Party C shall appoint such individuals as recommended by Party A to be Directors of Party B, and shall appoint members of Party A’s senior management as Party B’s General Manager, Chief Financial Officer, and other senior officers.  If any member of such senior management of Party B leaves or is dismissed by Party A, he or she will lose the qualification to take any other position with Party B, and Party B shall appoint another member of Party A’s senior management as recommended by Party A to take such position. The person recommended by Party A in accordance with this section shall have the qualifications necessary to be a Director, General Manager, Chief Financial Officer, and/or other relevant senior officers pursuant to applicable laws.

4.             Party B, together with Party C, hereby jointly agree and confirm that Party B shall first seek guarantee from Party A if Party B requires any guarantee for its performance of any contract or loan in the course of its business operation. Under such circumstances, Party A shall have the right, but not the obligation, to provide the appropriate guarantee to Party B at its sole discretion.  If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

5.             In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right, but not the obligation, to terminate all agreements between Party A and Party B, including, but not limited to, the Consulting Services Agreement.

6.             Any amendment and supplement to this Agreement shall be made in writing.  The amendments and supplements duly executed by all Parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

7.             If any provision or provisions of this Agreement shall be held to be invalid, illegal, unenforceable or in conflict with the laws and regulations of the jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.             Party B and Party C shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A.  Party B and Party C hereby agree that Party A may assign its rights and obligations under this Agreement if necessary and such transfer shall only be subject to a written notice sent to Party B and Party C by Party A, and no any further consent from Party B or Party C will be required.

9.             The Parties hereby acknowledge and agree the confidentiality of all oral and written materials exchanged relating to this Agreement.  No Party shall disclose the confidential information to any other third party without the other Party’s prior written approval, unless: (a) it was in the public domain at the time it was communicated (unless it entered the public domain without the authorization of the disclosing Party); (b) the disclosure was in response to the relevant laws, regulations, or stock exchange rules; or (c) the disclosure was required by any of the Party’s legal counsel or financial consultant for the purpose of the transaction of this Agreement.  However, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof.  The disclosure of confidential information by employees or agents of any Party is deemed to be an act of such Party, and such Party shall bear all liabilities of the breach of confidentiality.  If any provision of this Agreement is found by a proper authority to be unenforceable or invalid, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole.

10.          This Agreement shall be governed and construed in accordance with PRC law.

11.          The Parties shall strive to resolve any disputes arising from the interpretation or performance of this Agreement through amicable negotiations.  If such dispute cannot be settled within forty-five (45) days, any Party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall abide by the current rules of CIETAC, and the arbitration proceedings shall be conducted in Beijing, China in Chinese.  The determination of CIETAC shall be final and binding upon the Parties and enforceable in court with proper jurisdictions.

12.          This Agreement shall be executed by a duly authorized representative of each Party as of the date first written above and becomes effective simultaneously.

13.          The Parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

14.          Unless by the early termination of Party A, this Agreement shall be deemed as an effective until Party B’s operation term expires. Each of Party A and Party B shall complete approval or registration procedures for the extension of its business term three months prior to the expiration of its business term, for the purpose of the maintenance of the effectiveness of this Agreement.

15.          During the effective term of this Agreement, neither Party B nor Party C may terminate this Agreement.  Party A shall have the right to terminate this Agreement at any time by giving a thirty (30) day prior written notice to Party B and Party C.

16.          This Agreement has been executed in five (5) duplicate originals in both English and Chinese.  Each Party has received one (1) original, and all originals shall be equally valid. In case of any discrepancies among the different languages, the Chinese version shall prevail.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A:	Shanghai Juxiang Investment Management Consulting Co., Ltd.

	Legal/Authorized Representative:	/s/ Hu Tianxiang
/seal/ Shanghai Juxiang Investment Management Consulting Co., Ltd.
Name: Hu Tianxiang

Title: Chairman

PARTY B:	Shanghai Jupai Investment Consulting Co., Ltd.

	Legal/Authorized Representative:	/s/ Hu Tianxiang
/seal/ Shanghai Jupai Investment Consulting Co., Ltd.
Name: Hu Tianxiang

Title: Chairman

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

Shareholders of Shanghai Jupai Investment Consulting Co., Ltd.

/s/ Hu Tianxiang
Hu Tianxiang
ID Card No.:
owns 67.67% equity interest of Shanghai Jupai Investment Consulting Co., Ltd.

/s/ Yao Weishi
Yao Weishi
ID Card No.:
owns 10% equity interest of Shanghai Jupai Investment Consulting Co., Ltd.

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

Shareholders of Shanghai Jupai Investment Consulting Co., Ltd.

/s/ Li Keliang
Li Keliang
ID Card No.:
owns 8.33% equity interest of Shanghai Jupai Investment Consulting Co., Ltd.

/s/ Zhang Yichi
Zhang Yichi
ID Card No.:
owns 6% equity interest of Shanghai Jupai Investment Consulting Co., Ltd.

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

Shareholders of Shanghai Jupai Investment Consulting Co., Ltd.

/s/ Shen Yacheng
Shen Yacheng
ID Card No.:
owns 8% equity interest of Shanghai Jupai Investment Consulting Co., Ltd.